Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-221496, No. 333-197513, No. 333-177492 and No. 333-170591) and Form S-8 (No. 333-223490, No. 333-216440, No. 333-209939, No. 333-202529, No. 333-194520, No. 333-187355, No. 333-180046, No. 333-174283, No. 333-167360 and No. 333-162785) of Cowen Inc. of our report dated March 23, 2016 relating to the financial statements of Starboard Value A LP which appears in this Form 10-K/A Amendment No. 1 of Cowen Inc.

/s/ PRICEWATERHOUSE COOPERS LLP
New York, New York
March 22, 2018